Exhibit 10.1

AMENDMENT AGREEMENT

to the Collaboration and License Agreement, dated February 2, 2011 and the Supply Agreement, dated February 2, 2011 by and between

OPTIMER PHARMACEUTICALS, INC.

10110 Sorrento Valley Rd., Suite C

San Diego, California 92121

(hereinafter referred to as “Optimer”),

and

ASTELLAS PHARMA EUROPE LTD.

Lovett House, Lovett Road, Staines, Middlesex

TW18 3AZ, United Kingdom

(hereinafter referred to as “Partner”),

Optimer and Partner are hereinafter also referred to as the “Parties”.

WITNESSETH:

WHEREAS, Optimer and Partner executed a Collaboration and License Agreement,   dated February 2, 2011, for Products (as defined therein) (hereinafter referred to as the “Collaboration and License Agreement”) and also a Supply Agreement, dated February 2, 2011, for Product (as defined therein) (hereinafter referred to as the “Supply Agreement”) (for the purpose of this Amendment Agreement, the Collaboration and License Agreement and the Supply Agreement are referred to together as the “Agreements”); and

WHEREAS, Optimer and Partner wish to amend certain terms and conditions set out in the Agreements;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the Parties have agreed as follows:

1.     Definition

1.1 Unless otherwise provided, capitalized terms shall have the meanings ascribed to them in the Agreements.

2.     Change in Territory

2.1 “Albania”, “Bosnia-Herzegovina”, “Croatia”, “Macedonia”, “Montenegro”, “Serbia (including Kosovo)”, “Georgia”, “Mongolia” and “all additional territories in Africa”

shall be added to the Territory, and the definition of the Territory as set out in Section 1.103 of the Collaboration and License Agreement shall be revised accordingly.

2.2. “Albania”, “Bosnia-Herzegovina”, “Croatia”, “Macedonia”, “Montenegro”, “Serbia (including Kosovo)”, “Georgia”, “Mongolia” and “all additional territories in Africa” shall be added to the Territory, and the definition of Territory as set out in Section 1.61 of the Supply Agreement shall be revised accordingly.

2.3  For the sake of clarity, the Territory, as revised hereunder, shall correspond to the countries listed below:

“Albania, Austria, Belgium, Bosnia-Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Republic of Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Macedonia, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, Serbia (including Kosovo), Slovakia, Slovenia, Spain, Sweden, Switzerland, United Kingdom, Turkey, South Africa, Russia, Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Mongolia. Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Middle East (Bahrain, Gaza Strip, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Syria, United Arab Emirates, West Bank (Palestine) and Yemen), North Africa (Algeria, Egypt, Libya, Morocco and Tunisia) and all additional territories in Africa”

3.     Other

3.1 Except as specifically provided herein, the Agreements shall remain unchanged and in full force and effect without amendment or modification.

[The next page is the signature page]

IN WITNESS WHEREOF, the Parties have caused this instrument to be executed by their duly authorised representatives.

OPTIMER PHARMACEUTICALS, INC.		ASTELLAS PHARMA EUROPE LTD

By:	/s/ Kurt Hartman	By:	/s/ Jenny Temko

Name:	Kurt Hartman	Name:	/s/ Jenny Temko

Title:	General Counsel and SVP	Title:	SVP and General Counsel

Date:	3/17/11	Date:	29/03/11